                                                                  Exhibit 10.14







                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 CENDON, L.L.C.













THE INTERESTS REFERRED TO IN THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS, AND SUCH INTERESTS MAY NOT BE TRANSFERRED WITHOUT APPROPRIATE REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.











---------------------------
Confidential treatment has been requested for the redacted portions of this Exhibit, and such portions have been omitted and filed separately with the Securities and Exchange Commission.

                                Table of Contents

                                                                            Page
                                                                            ----
ARTICLE I - DEFINITIONS ...................................................   1
   1.1 Terms Defined Herein ...............................................   1
   1.2 Other Definitional Provisions ......................................   5

ARTICLE II - BUSINESS PURPOSES AND OFFICES ................................   6
   2.1 Name; Business Purpose .............................................   6
   2.2 Powers .............................................................   6
   2.3 Principal Office ...................................................   8
   2.4 Registered Office and Registered Agent .............................   8
   2.5 Amendment of the Certificate .......................................   8
   2.6 Effective Date .....................................................   8
   2.7 Liability of Members and Manager ...................................   8
   2.8 Interest Not Acquired for Resale ...................................   8

ARTICLE III - CAPITAL CONTRIBUTIONS AND LOANS .............................   9
   3.1 Initial Capital Contributions ......................................   9
   3.2 Additional Capital Contributions ...................................   9
   3.3 Capital Accounts ...................................................   9
   3.4 Capital Withdrawal Rights, Interest and Priority ...................  10
   3.5 Loans ..............................................................  11

ARTICLE IV - ALLOCATIONS AND DISTRIBUTIONS ................................  11
   4.1 Non-Liquidation Cash Distributions .................................  11
   4.2 Liquidation Distributions ..........................................  11
   4.3 Income, Losses and Distributive Shares of Tax Items ................  12
   4.4 Allocation of Income, Loss and Credits .............................  12
   4.5 Special Rules Regarding Allocation of Tax Items ....................  12
   4.6 Withholding of Distributions .......................................  13
   4.7 No Priority ........................................................  13
   4.8 Tax Withholding ....................................................  13
   4.9 Reserves ...........................................................  14

ARTICLE V - MANAGEMENT ....................................................  14
   5.1 Management .........................................................  14
   5.2 Election of the Management Committee ...............................  14
   5.3 Meetings of the Management Committee; Place of Meetings ............  15
   5.4 Quorum; Voting Requirement .........................................  15
   5.5 Notice of Meeting ..................................................  15
   5.6 Waiver of Notice ...................................................  15
   5.7 Action Without a Meeting ...........................................  15
   5.8 Compensation of Managers ...........................................  15
   5.9 Restrictions on Authority of Management Committee ..................  15

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----
   5.10 Execution of Documents Filed with Secretary of State of Delaware and Waiver of Receipt of Copy of Filed Documents .................  16
   5.11 Voting by Certain Holders .........................................  16
   5.12 Limitation of Liability; Indemnification ..........................  16
   5.13 Contracts with Members, Managers, or Their Affiliates .............  20
   5.14 Other Business Ventures ...........................................  20

ARTICLE VI - ACCOUNTING AND BANK ACCOUNTS .................................  20
   6.1 Fiscal Year ........................................................  20
   6.2 Books and Records ..................................................  20
   6.3 Financial Reports ..................................................  21
   6.4 Tax Returns and Elections; Tax Matters Member ......................  21
   6.5 Section 754 Election ...............................................  22
   6.6 Bank Accounts ......................................................  22

ARTICLE VII - TRANSFERS OF INTERESTS AND EVENTS OF WITHDRAWAL .............  22
   7.1 General Restrictions ...............................................  22
   7.2 Permitted Transfers ................................................  22
   7.3 Substitute Members .................................................  22
   7.4 Effect of Admission as a Substitute Member .........................  23
   7.5 Redemption of Interests ............................................  23
   7.6 Events of Withdrawal ...............................................  23

ARTICLE VIII - DISSOLUTION AND TERMINATION ................................  23
   8.1 Events Causing Dissolution .........................................  23
   8.2 Effect of Dissolution ..............................................  24
   8.3 Distribution and License of Company Assets upon Liquidation ........  24

ARTICLE IX - MISCELLANEOUS ................................................  25
   9.1 Title to the Property ..............................................  25
   9.2 Nature of Interest in the Company ..................................  25
   9.3 Organizational Expenses ............................................  25
   9.4 Notices ............................................................  25
   9.5 Waiver of Default ..................................................  26
   9.6 No Third Party Rights ..............................................  26
   9.7 Entire Agreement ...................................................  26
   9.8 Amendments to this Agreement .......................................  26
   9.9 Severability .......................................................  27
   9.10 Binding Agreement .................................................  27
   9.11 Headings ..........................................................  27
   9.12 Counterparts ......................................................  27
   9.13 Force Majeure .....................................................  28
   9.14 Dispute Resolution ................................................  28
   9.15 Legal Representation ..............................................  29

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 CENDON, L.L.C.

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), made and entered into this 27th day of April, 2000, by and between Centel Directory Company, a Delaware corporation ("Centel"), and R.H. Donnelley Inc. (f/k/a The Reuben H. Donnelley Corporation), a Delaware corporation ("Donnelley").

                                    RECITALS:

         A. Centel and Donnelley have caused CenDon, L.L.C. (the "Company") to be formed as a limited liability company under the Delaware Limited Liability Company Act and, as required thereunder, the parties hereto do hereby adopt this Agreement as the limited liability company agreement of the Company.

         B. Donnelley and Centel are parties to The CenDon Partnership Agreement dated May 5, 1988, as amended to date (the "Partnership Agreement"), which established The CenDon Partnership, a general partnership in which the parties are partners (the "Partnership").

         C. The Partnership has entered into directory agreements and amendments thereto with the telephone operating company affiliates of Centel identified in Exhibit A (the "Centel Operating Companies"), which generally provide for the publication of telephone directories distributed within defined geographic areas (the "Directory Agreements"). Copies of the Directory Agreements and all amendments thereto are attached to this Agreement as Exhibit B.

         D. The parties desire to convert the Partnership into the Company by transferring to the Company all of their right, title and interest in the Partnership, thereby causing the Partnership to cease to exist and all of its assets and liabilities to be transferred to the Company.

         E. The Company desires to appoint Donnelley as exclusive sales agent and to specify the sales agency services that Donnelley shall perform with respect to the Directories (as defined in the Sales Agency Agreement) published following the Effective Date (as defined below), in accordance with the terms of this Agreement and the Sales Agency Agreement ("Sales Agency Agreement") ("Sales Agency Agreement") attached to this Agreement as Exhibit C.

                                   AGREEMENT:

         In consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

         1.1 TERMS DEFINED HEREIN. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

         "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

         "AFFILIATE" means any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, such party.

         "AGREEMENT" means the Limited Liability Company Agreement of the Company, as amended from time to time.

         "AVAILABLE CASH" means the aggregate amount of cash on hand or in bank, money market or similar accounts of the Company as of the end of each month derived from any source (other than Capital Contributions and Liquidation Proceeds) that the Management Committee determines is available for distribution to the Members.

         "BANKRUPTCY", with respect to any Person, means the entry of an order for relief with respect to such Person under the Federal Bankruptcy Code or the insolvency of such Person under any state insolvency act.

         "CAPITAL ACCOUNT" means the separate account established and maintained by the Company for each Member and each Transferee pursuant to Section 3.3.

         "CAPITAL CONTRIBUTION" means with respect to a Member the total amount of cash and the agreed upon net Fair Value of property contributed by such Member (or such Member's predecessor in interest) to the capital of the Company for such Member's Interest.

         "CERTIFICATE" means the Certificate of Formation of the Company filed with the Delaware Secretary of State on April __, 2000, as amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of future laws.

         "COMPANY" means CenDon, L.L.C., a Delaware limited liability company.

         "CREDITS" means all tax credits allowed by the Code with respect to activities of the Company or the Property.

         "DISTRIBUTIONS" means any distributions by the Company to the Members of Available Cash or Liquidation Proceeds or other amounts.

         "EFFECTIVE DATE" means July 1, 2000.

         "FAIR VALUE" of an asset means its fair market value.

         "GROSS LOCAL ADVERTISING CASH FLOW" shall mean the cash flow generated from Gross Local Advertising Revenue.

         "GROSS LOCAL ADVERTISING PERCENTAGE INTEREST" shall mean the respective following percentages, for Donnelley and Centel, for Directories published during the periods indicated below; provided, however, in the event that Centel does not assume certain sales support functions at the times provided for in
Section 2.2(b) of the Sales Agency Agreement, then these percentages shall be adjusted accordingly:

PERIOD                                      DONNELLEY                  CENTEL
------                                      ---------                  ------
July 1, 2000 through                        ***                        ***
December 31, 2000

January 1, 2001 through                     ***                        ***
December 31, 2001

January 1, 2002 through                     ***                        ***
December 31, 2002

January 1, 2003 through                     ***                        ***
December 31, 2003

January 1, 2004 through                     ***                        ***
December 31, 2004

         "GROSS LOCAL ADVERTISING REVENUE" means the revenue recognized by the Company from advertising contracts sold by the Company related to the following activities of the Company derived from Directories published on or after the Effective Date:

                  (a) all local and foreign print advertising for inclusion in the Directories, as defined in this Agreement, other than National Yellow Pages Service or equivalent national advertising that may be sold by other national yellow pages selling companies or their equivalent ("NYPS advertising");

                  (b) all local and foreign electronic advertising, other than NYPS advertising, for inclusion in an electronic yellow pages directory offered by Centel to its advertising customers as a product or service ancillary to print advertising sold for inclusion in the Directories; and

                  (c) all local and foreign advertising associated with the Hotel/Motel Program as such Program was constituted and operated by the Partnership immediately prior to the Effective Date as reflected in the "CenDon Operating Practices" issued November 30, 1999 (attached as
         Schedule 2.1 (c) to the Sales Agency Agreement), which Program shall continue to be managed substantially as a local advertising program.

Notwithstanding the foregoing, Gross Local Advertising Revenue shall not include revenue derived from foreign advertising customers located within the primary distribution area of any classified telephone directory (other than the Directories) published by Centel or its affiliates for general distribution to telephone subscribers; provided that it shall include foreign advertising sold to existing customers of Donnelley regardless of their location within the primary distribution area of any classified telephone directories (other than the Directories) published by Centel or its affiliates. As used herein, "existing customers of Donnelley" means directory advertising customers to which Donnelley has sold advertising into the Directories during the last publication cycle preceding the Effective Date.

         "INCOME" and "LOSS" mean, respectively, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated by Code Section 703(a)(1) shall be included in taxable income or loss;

---------------------------
***Confidential treatment has been requested for the redacted portions of this Exhibit, and such portions have been omitted and filed separately with the Securities and Exchange Commission.

(ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code Section 705(a)(2)(B) (or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss shall be subtracted; and (iv) taxable income or loss shall be adjusted to reflect any item of income or loss specifically allocated in Article IV.

         "INTEREST" refers to all of a Member's rights and interests in the Company in such Member's capacity as a Member, all as provided in the Certificate, this Agreement and the Act, including, without limitation, the Member's interest in the capital, income, gain, deductions, losses, and credits of the Company.

         "LIQUIDATION PROCEEDS" means all Property at the time of liquidation of the Company and all proceeds thereof.

         "MANAGEMENT COMMITTEE" means the group of Managers elected by Centel pursuant to Article V to manage the business and affairs of the Company.

         "MANAGER" means each of the natural persons elected by Centel pursuant to Article V to serve on the Management Committee.

         "MEMBER" means each Person executing this Agreement and each Person who is subsequently admitted to the Company as a Member pursuant to Section 7.3 of this Agreement.

         "PERSON" means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

         "PRE-EFFECTIVE DATE INCOME OR LOSS" shall mean the Income or Loss realized by the Company attributable to Directories published prior to the Effective Date; provided, however, that this shall not include any deduction attributable to the Company's Deferred Installments described in Section 3.2(b).

         "PRE-EFFECTIVE DATE CASH FLOW" shall mean the cash flow generated from the Pre-Effective Date Income or Loss.

         "PRESIDING MANAGER" shall have the meaning set forth in Section 5.1.

         "PRIME RATE" means the annual rate of interest reported from time to time in The Wall Street Journal as the base rate on corporate loans at large money center commercial banks.

         "PROPERTY" means all properties and assets that the Company may own or otherwise have an interest in from time to time.

         "RESERVES" means amounts set aside from time to time by the Management Committee pursuant to Section 4.9 of this Agreement.

         "REVALUATION" shall mean the occurrence of any event described in clause (x) or (y) of Section 3.3 of this Agreement in which the book basis of Property is adjusted to its Fair Value.

         "SUBSTITUTE MEMBER" shall have the meaning set forth in Section 7.3.

         "TAX MATTERS MEMBER" means the Person designated pursuant to Section
6.4 to represent the Company in matters before the Internal Revenue Service and other tax authorities.

         "TRANSFER" means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

         "TRANSFEREE" shall have the meaning set forth in Section 7.2 of this Agreement.

         "TRANSFEROR" shall have the meaning set forth in Section 7.2 of this Agreement.

         "TREASURY REGULATIONS" means the regulations promulgated by the Treasury Department with respect to the Code, as such regulations are amended from time to time, or the corresponding provisions of future regulations.

         "WORK PRODUCT" means and includes all: (i) compilations of information,
(ii) collective works (including without limitation the Directories), (iii) advertising copy, (iv) display advertising, (v) classified headings, (vi) reports, (vii) surveys, (viii) studies (ix) service order data, (x) local, national and publishing databases, (xi) lists of sales leads, sales contracts forms and executed sales contracts, (xii) advertising orders, advertiser acknowledgement letter files, and other advertising correspondence files, (xiii) quality check, statistical sampling and process control technique data, (xiv) electronic ads, including in-column, traditional display, high impact, process color, and similar types of advertisements, (xv) digital storage and ad graphics databases, (xvi) directory pages, on-line batch pages and digital files of the same, (xvii) billing information for local, national and foreign ads and vendors, electronic files of such billing information and financial and statistical reports concerning such billing information, (xviii) copies of and procedural information concerning book covers, mastheads, tabs, maps, fillers, telephone company information pages, local community information pages and government information pages, including electronic materials, (xix) white pages listings from local telephone companies in camera-ready and electronic format, page proofs and customer book pages, (xx) information provided by the Company to Donnelley that is owned exclusively by the Company, (xxi) any and all such work product developed or owned by the Partnership prior to the date hereof and any derivative works thereof, and (xxii) modifications made by the Company or Donnelley to any of the foregoing and all other materials developed by Donnelley on behalf of the Company, as work performed directly for or required in connection with the performance of its obligations under this Agreement. Work Product shall not include that portion of materials prepared by Donnelley solely in connection with its internal reporting on the management of its affairs or that relates solely to other Donnelley businesses or customers but in no event shall it refer to any software or related technology owned or licensed from any third party by Donnelley used directly or indirectly by Donnelley in the performance of its obligations under this Agreement.

         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) As used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (c) Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

                   ARTICLE II - BUSINESS PURPOSES AND OFFICES

         2.1 NAME; BUSINESS PURPOSE. The name of the Company shall be as stated in the Certificate. The sole business purpose of the Company is to own, hold and perform the executory contracts set forth on Schedule 2.1 of this Agreement as contemplated by this Agreement and the Sales Agency Agreement. The Company shall not have the power to extend the term of any of the Directory Agreements beyond December 31, 2004. The Members agree that they shall only be able to amend the purpose and scope of this Agreement by written consent of each of the Members. The Company shall have the power to do any act to accomplish, and to enter into any contract incidental to attain, the purpose of the Company specified above. The Company is formed only for such business purpose and shall not be deemed to create any agreement among the Members with respect to any other activities whatsoever other than the activities within such business purpose. Neither Member shall have any obligation under this Agreement to bring any existing or future business opportunity to the Company or the other Member, it being acknowledged and agreed that the scope and purpose of the Company does not anticipate business opportunities that are additional to the business contemplated by the Directory Agreements. With respect to the continuing obligations of the Members, the Members agree that all of the terms, covenants and agreements of the Partnership Agreement are hereby terminated and shall have no further force and effect; provided, however that with respect to obligations and liabilities of the Partnership that accrued as of the Effective Date and that have been transferred to the Company, notwithstanding its Membership Interest, each member shall continue to be responsible and liable to the same extent for obligations and liabilities as they were under the Partnership Agreement, except as otherwise provided with respect to the Deferred Installments set forth in Section 3.2(b).

         2.2 POWERS. In addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company shall have the same powers as a natural person to do all things necessary or convenient to carry out its business purpose and affairs, including, without limitation, the power to do the following:

                  (a) Sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  (b) Issue, by sale or otherwise, or acquire, by purchase, redemption or otherwise, any Interest;

                  (c) Purchase, take, receive, lease as lessee, take by gift, legacy, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with any real or personal property, or any interest therein, wherever situated;

                  (d) Sell, convey, mortgage, pledge, lease as lessor, exchange, transfer, and otherwise dispose of all, any part of, or any interest in, its property and assets;

                  (e) Lend money to and otherwise assist its Members and employees, except as otherwise provided in this Agreement or the Certificate;

                  (f) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign limited liability companies, corporations, associations, general or limited partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof;

                  (g) Incur liabilities, borrow money for its proper purposes at any rate of interest that the Company may determine without regard to the restrictions of any usury law of the State of Delaware, issue notes, bonds, and other obligations, secure any of its obligations by mortgage or pledge or deed of trust of all or any part of its property, franchises, and income, and make contracts, including contracts of guaranty and suretyship;

                  (h) Invest its surplus funds from time to time, lend money for its proper purposes, and take and hold real and personal property as security for payment of funds so loaned or invested;

                  (i) Conduct its business, carry on its operations, have offices within and without the State of Delaware, and exercise in any other state, territory, district, or possession of the United States or in any foreign country the powers granted by the Act, the Certificate or this Agreement;

                  (j) Appoint agents and hire employees of the Company, define their duties, and fix their compensation and to indemnify them to the extent and in the manner permitted by law;

                  (k) Make and alter this Agreement, in any manner not inconsistent with the Certificate or with the laws of the State of Delaware, for the administration and regulation of the affairs of the Company;

                  (l) Make donations for the public welfare or for charitable, scientific, religious, or educational purposes, lend money to the government, and transact any lawful business in aid of the United States;

                  (m) Establish deferred compensation plans, pension plans, profit-sharing plans, bonus plans, option plans, and other incentive plans for its employees and make the payments provided for therein;

                  (n) Become a promoter, partner, member, associate, or manager of any general partnership, limited partnership, joint venture or similar association, any other limited liability company, or other enterprise; and

                  (o) Cease the activities of the Company and surrender the franchise of the Company.

         2.3 PRINCIPAL OFFICE. The principal office of the Company shall be located at 7015 College Boulevard, Suite 400, Overland Park, Kansas 66211, or at such other place(s) as the Management Committee may determine from time to time.

         2.4 REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate. The registered office and registered agent of the Company in the State of Delaware may be changed, from time to time, by the Management Committee.

         2.5 AMENDMENT OF THE CERTIFICATE. The Company shall amend the Certificate at such time or times and in such manner as may be required by the Act and this Agreement.

         2.6 EFFECTIVE DATE. This Agreement shall be effective on the Effective Date.

         2.7 LIABILITY OF MEMBERS AND MANAGER. No Member or Manager, solely by reason of being a Member or Manager, or both, shall be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, Manager, agent, or employee of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members or Managers for the debts, obligations, or liabilities of the Company. The Members acknowledge and agree that the relationship they share in connection with the Company, this Agreement, the Sales Agency Agreement and any other agreements related thereto is now and hereafter essentially contractual in nature and the Members agree that, to the full extent permitted by applicable law, neither shall have any fiduciary duty to the other or to the Company.

         2.8 INTEREST NOT ACQUIRED FOR RESALE. Each Member hereby represents and warrants to the Company and to each other Member that: (a) in the case of a Member who is not a natural person, that the Member is duly organized, validly existing, and in good standing under the law of its state of organization and that it has the requisite power and authority to execute this Agreement and to perform its obligations hereunder; (b) the Member is acquiring an Interest for such Member's own account as an investment and without an intent to distribute such Interest; and (c) the Member acknowledges that the Interests have not been registered under the Securities Act of 1933 or any state securities laws, and such Member's Interest may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

                 ARTICLE III - CAPITAL CONTRIBUTIONS AND LOANS

         3.1 INITIAL CAPITAL CONTRIBUTIONS. On the Effective Date, each Member shall contribute all of its respective interests in the Partnership to the Company in exchange for their respective Interests in the Company. The Members' initial Capital Accounts in the Company shall equal the respective capital account of each such person in the Partnership as of the Effective Date.

         3.2      ADDITIONAL CAPITAL CONTRIBUTIONS.

                  (a)      Except as set forth in this Section 3.2(a) and
         Section 3.2(b), below, no Member shall be obligated to make any additional capital contributions to the Company by reason of ownership of Interests. The Company may require capital from time to time, in addition to that contributed pursuant to Section 3.1 above, in order to accomplish the purpose and business for which it is formed. Upon the determination, from time to time, by the Management Committee that additional capital contributions are necessary for the Company, the Management Committee shall, by written notice, call for any such additional contributions ("Additional Contributions") to be made by Centel to the capital of the Company. The Management Committee shall call for an Additional Contribution from Centel in the event the Company does not have sufficient Available Cash to make a distribution under Section 4.1(b) (including, without limitation, if such shortfall of Available Cash is the result of the Company's payment or obligation to pay Deferred Installments after taking into account any contribution required under Section 3.2(b)), which Additional Contribution shall at least be in an amount necessary to enable the Company to have sufficient Available Cash for such distribution. Within thirty (30) days following notice of a call for an Additional Contribution, Centel shall contribute, in cash, to the capital of the Company the Additional Contribution required by the Management Committee. Centel's obligation to make the contribution required under this Section 3.2(a) shall be absolute (with no right of offset) and independent of all other covenants contained in this Agreement.

                  (b) The parties acknowledge that, pursuant to the Directory Agreements, the Company is obligated to make certain installment payments relating to calendar year 1990 to each of the Centel Operating Companies on March 31, June 30, September 30, and December 31 of 2005 (the "Deferred Installments"). Donnelley agrees that, upon written request of the Management Committee, it shall contribute to the capital of the Company the amounts specified in
         Schedule 3.2(b) hereto at the times specified therein. Donnelley's obligation to make the contribution required under this Section 3.2(b) shall be absolute (with no right of offset) and independent of all other covenants contained in this Agreement, and shall survive any termination of the Directory Agreements, whether because of a breach or otherwise.

         3.3 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member and each Transferee (to the extent such Transferee does not become a Substitute Member. Each Member's Capital Account shall be (a) increased by (i) the amount of money contributed by such Member, (ii) the Fair Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member, pursuant to Article IV, of Company income and gain (or items thereof), and (iv) to the extent not already netted out under clause (b)(ii) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and (b) decreased by (i) the amount of money distributed to such Member, (ii) the Fair Value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), (iii) allocations to such Member, pursuant to Article IV, of Company loss and deductions (or items thereof), and (iv) to the extent not already netted out under clause (a)(ii) above, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

         In the event any Interest is transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the transferred interest and the Capital Account of each Transferee shall be increased and decreased in the manner set forth above.

         In the event of (x) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest or (y) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), the book basis of the Property shall be adjusted to Fair Value and the Capital Accounts of all the Members shall be adjusted simultaneously to reflect the aggregate net adjustment to book basis as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment; provided, however, that the adjustments resulting from clause (x) above shall be made only if the Members determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

         In the event that Property is subject to Code Section 704(c) or is revalued on the books of the Company in accordance with the preceding paragraph pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Members' Capital Accounts shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations for allocations to the Members of depreciation, amortization and gain or loss, as computed for book purposes (and not tax purposes) with respect to such Property.

         The foregoing provisions of this Section 3.3 and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event it is jointly determined by the Members that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, the Management Committee may cause such modification to be made provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company, and the Management Committee, upon any such joint determination by the Members, is empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

         3.4 CAPITAL WITHDRAWAL RIGHTS, INTEREST AND PRIORITY. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw or reduce such Member's

Capital Account or to receive any Distributions. No Member shall be entitled to demand or receive any Distribution in any form other than in cash. No Member shall be entitled to receive or be credited with any interest on the balance in such Member's Capital Account at any time. Except as may be otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of the balance in such Member's Capital Account.

         3.5 LOANS. Any Member may make a loan to the Company in such amounts, at such times and on such terms and conditions as may be approved by all Members. Loans by any Member to the Company shall not be considered as contributions to the capital of the Company.

                   ARTICLE IV - ALLOCATIONS AND DISTRIBUTIONS

         4.1 NON-LIQUIDATION CASH DISTRIBUTIONS. The amount, if any, of Available Cash shall be determined by the Management Committee monthly and shall be distributed to the Members within 15 days following the end of each month in accordance with the following order of priority:

                  (a) With respect to Pre-Effective Date Cash Flow, the Available Cash shall be distributed equally between Donnelley and Centel.

                  (b) With respect to Gross Local Advertising Cash Flow, Available Cash shall be distributed to Donnelley in an amount equal to the product of the Gross Local Advertising Revenue times Donnelley's Gross Local Advertising Percentage Interest with respect to such period in which the Gross Local Advertising Revenue is recognized by the Company (the "Priority Distribution"). The Priority Distribution shall be paid to Donnelley in equal monthly installments determined with respect to each Directory published by the Company on or after the Effective Date, with the first payment beginning with the month of publication of such Directory, and monthly installments thereafter through the month before the next issue of the same Directory. The Company shall provide Donnelley each month with a detailed computation of the determination of such Priority Distribution. Gross Local Advertising shall be determined in the same manner as described in
         Section 7.1 of, and Schedule 7.1 to the Sales Agency Agreement.

                  (c)      The remainder, if any, to Centel.

         4.2 LIQUIDATION DISTRIBUTIONS. Liquidation Proceeds shall be distributed in the following order of priority:

                  (a) To the payment of debts and liabilities of the Company (including to Members to the extent otherwise permitted by law) and the expenses of liquidation.

                  (b) Next, to the payment of any earned but unpaid Priority Distribution.

                  (c) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an independent escrow agent, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

                  (d) The remainder to the Members in accordance with and to the extent of their respective Capital Account balances after taking into account the allocation of all Income or Loss pursuant to this Agreement for the fiscal year(s) in which the Company is liquidated.

                  (e) Anything in this Agreement to the contrary notwithstanding, any Member who has a negative Capital Account balance following the liquidation (including any deemed liquidation for tax purposes) of the Company (or the liquidation of such Member's interest in the Company) and the application of the allocations set forth in Sections 4.2 and 4.4 hereof shall be obligated to contribute to the Company (in accordance with Treasury Regulation Section 1.704-1(b)(2)
         (ii)(b)(2) and (3) or any successor regulation thereto), for subsequent use and distribution pursuant to Section 4.2, an amount in cash equal to such negative balance.

         4.3 INCOME, LOSSES AND DISTRIBUTIVE SHARES OF TAX ITEMS. The Company's Income or Loss, as the case may be, for each fiscal year of the Company, as determined in accordance with such method of accounting as has been used by the Partnership prior to the date hereof, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV, except as otherwise provided for herein or unless all Members agree otherwise.

         4.4 ALLOCATION OF INCOME, LOSS AND CREDITS. Income, Loss and items of income or loss shall be allocated as follows:

                  (a) Pre-Effective Date Income or Loss shall be allocated equally between Donnelley and Centel.

                  (b) Gross Local Advertising Revenue shall be allocated between Donnelley and Centel in accordance with their respective Gross Local Advertising Percentage Interests.

                  (c) All deductions (other than those allocated pursuant to Sections 4.4(a) and (e)) shall be allocated to Centel.

                  (d) Credits shall be allocated in accordance with the respective allocation of item of income or deduction to which the credit is attributable.

                  (e) Any and all deductions attributable to the payments described in Section 3.2(b) made by Donnelley shall be allocated to Donnelley.

         4.5 SPECIAL RULES REGARDING ALLOCATION OF TAX ITEMS. Notwithstanding the foregoing provisions of Article IV, the following special rules shall apply in allocating tax items of the Company:

                  (a) SECTION 704(c) AND REVALUATION ALLOCATIONS. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value at the time of contribution. In the event of a Revaluation, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value immediately after the adjustment in the same manner as under Code
         Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Management Committee in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5(a) are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, for book purposes, any Member's Capital Account or share of Income or Loss, pursuant to any provision of this Agreement.

                  (b) COMPLIANCE WITH TREASURY REGULATIONS. The foregoing provisions of this Section 4.5 are intended to comply with Treasury Regulation Sections 1.704-1(b), 1.704-2 and 1.752-1 through
         1.752-5, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event it is jointly determined by the Members that it is prudent or advisable to amend this Agreement in order comply with such Treasury Regulations, the Management Committee, upon being so directed by the Members, is empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

                  (c) GENERAL ALLOCATION PROVISIONS. Except as otherwise provided in this Agreement, all items that are components of Income or Loss shall be divided among the Members in the same proportions as they share such Income or Loss, as the case may be, for the year. For purposes of determining the Income, Loss or any other items for any period, Income, Loss or any such other items shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         4.6 WITHHOLDING OF DISTRIBUTIONS. Notwithstanding any other provision of this Agreement, except with respect to Distributions described in
Section 4.1(a), the Management Committee (or any Person required or authorized by law to wind up the Company's affairs) may suspend, reduce or otherwise restrict Distributions of Available Cash and Liquidation Proceeds when, in its sole opinion, such action is in the best interests of the Company.

         4.7 NO PRIORITY. Except as may be otherwise expressly provided herein, no Member shall have priority over any other Member as to Company capital, income, gain, deductions, loss, credits or distributions.

         4.8 TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Management Committee is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any Distribution to any Member. For all purposes of this Article IV, any amount withheld on any Distribution and paid over to the appropriate governmental body shall be treated as if such amount had in fact been distributed to the Member.

         4.9 RESERVES. The Management Committee shall have the right to establish, maintain and expend Reserves to provide for working capital, for future maintenance, repair or replacement of the Property, for debt service, for future investments and for such other purposes as the Management Committee may deem necessary or advisable.

                             ARTICLE V - MANAGEMENT

         5.1      MANAGEMENT.

                  (a) The business and affairs of the Company shall be managed by two (2) natural persons who shall be referred to as "Managers" and who, acting as a board, shall constitute the "Management Committee." Each Manager shall hold office until such Manager's successor is duly elected or until such Manager's earlier death or resignation. Managers need not be Members of the Company. Except as expressly limited by law, the Certificate or this Agreement, the Property and the business of the Company shall be controlled and managed by the Management Committee. The Management Committee shall have and is vested with all powers and authorities, except as expressly limited by law, the Certificate, or this Agreement, to do or cause to be done any and all lawful things for and in behalf of the Company, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes. From time to time, the Management Committee may, but shall not be required to, elect one of the Managers to serve as the "Presiding Manager." The Presiding Manager shall manage the day-to-day operations of the Company and shall carry out the decisions of the Management Committee.

                  (b) Notwithstanding the foregoing or anything else contained herein to the contrary, the Members and not the Management Committee shall manage all matters and affairs related to (i) all Directories published prior to the Effective Date; (ii) Pre-Effective Date Income and Loss, and (iii) Pre-Effective Date Cash Flow. Without limiting the generality of the foregoing, the Members agree to cause the Company to use commercially reasonable efforts to recover funds with respect to receivables, including previously written-off receivables of the Partnership attributable to Directories published prior to the Effective Date, and any such recoveries shall be distributed among the Members as Pre-Effective Date Cash Flow in accordance with the provisions of 4.1(a).

         5.2      ELECTION OF THE MANAGEMENT COMMITTEE. Robert J. Walsh and John
L. Mieske are hereby elected by Centel to serve on the Management Committee until their successors have been duly elected or until their earlier death or resignation. Elections of Managers shall not be required to be held at any regular frequency, but, instead, shall be held upon the call of Centel. In electing Managers, Donnelley shall not be entitled to vote. Vacancies on the Management Committee may be filled by an election held by Centel.

         5.3 MEETINGS OF THE MANAGEMENT COMMITTEE; PLACE OF MEETINGS. Meetings of the Management Committee shall not be required to be held at any regular frequency, but, instead, shall be held upon the call of any one (1) of the Managers. All meetings of the Management Committee shall be held at the principal office of the Company or at such other place, either within or without the State of Delaware, as shall be designated by the Managers calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Managers may participate in a meeting of the Management Committee by means of conference telephone equipment or similar communications equipment whereby all Managers participating in the meeting can hear each other and participation in a meeting in this manner shall constitute presence in person at the meeting.

         5.4 QUORUM; VOTING REQUIREMENT. At all meetings of the Management Committee, a majority of the number of Managers then serving shall constitute a quorum for the transaction of business. The act of a majority in number of the Managers present at any meeting of the Management Committee at which a quorum is present shall be the act of the Management Committee.

         5.5 NOTICE OF MEETING. Notice of each meeting of the Management Committee, stating the place, day and hour of the meeting shall be given to each Manager at least three days before the day on which the meeting is to be held. The notice may be given by any Manager having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

         5.6 WAIVER OF NOTICE. Whenever any notice is required to be given to any Manager under the provisions of this Agreement, a waiver thereof in writing signed by such Manager, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting except where a Manager attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         5.7 ACTION WITHOUT A MEETING. Any action that is required to be or may be taken at a meeting of the Management Committee may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Managers. The consents shall have the same force and effect as a unanimous vote at a meeting duly held.

         5.8 COMPENSATION OF MANAGERS. Managers shall not receive any compensation for their services as such, unless approved by Centel. Nothing herein contained shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

         5.9 RESTRICTIONS ON AUTHORITY OF MANAGEMENT COMMITTEE. The Management Committee shall not be authorized to act in connection with the following:

                  (a) The merger or consolidation of the Company with another Person or the reorganization or recapitalization of the Company;

                  (b) Change of the status of the Company from one in which management is vested in the Management Committee to one in which management is vested in the Members;

                  (c) The sale, lease, exchange, or other disposition, of all, or substantially all, the Property, with or without the goodwill of the Company;

                  (d) Liquidation and dissolution of the Company or any filing by the Company (or consent to another's filing) for relief from creditors or assignment by the Company for the benefit of creditors;

                  (e)      Amendment or restatement of the Certificate;

                  (f) Issuance of additional Interests or redemption or purchase of existing Interests;

                  (g) Possess Property, assign rights in Property or incur obligations, in each case for other than the business purposes of the Company as described in Section 2.1 of this Agreement; and

                  (h) Any matter expressly reserved to the Members (whether or not in that capacity or another capacity) elsewhere in this Agreement.

The approval of each Member shall be required for the foregoing matters and transactions.

         5.10 EXECUTION OF DOCUMENTS FILED WITH SECRETARY OF STATE OF DELAWARE AND WAIVER OF RECEIPT OF COPY OF FILED DOCUMENTS. Any Member or Manager shall be authorized to execute and file with the Secretary of State of Delaware any document permitted or required by the Act. Except for tax filings, franchise tax reports and other filings conducted in the ordinary course of business of the Company, such documents shall be executed and filed only after all of the Members have approved or consented to such action in the manner provided herein.

         5.11 VOTING BY CERTAIN HOLDERS. In the case of a Member that is a corporation, its Interest may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. In the case of a Member that is a general or limited partnership, its Interest may be voted, in person or by proxy, by such Person as is designated by such Member. In the case of a Member that is another limited liability company, its Interest may be voted, in person or by proxy, by such Person as is designated by the operating agreement of such other limited liability company, or, in the absence of such designation, by such Person as is designated by the limited liability company.

         5.12     LIMITATION OF LIABILITY; INDEMNIFICATION.

                  (a) LIMITATION. No Person shall be liable to the Company or its Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as a Manager of the

         Company or by such Person while serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, if such Person discharges such Person's duties in good faith, exercising the same degree of care and skill that a prudent person would have exercised under the circumstances in the conduct of such prudent person's own affairs, and in a manner such Person reasonably believes to be in the best interest of the Company. A Manager's liability hereunder shall be limited only for those actions taken or omitted to be taken by such Manager in the discharge of such Manager's obligations for the management of the business and affairs of the Company.

                  (b) RIGHT TO INDEMNIFICATION. The Company shall indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Company or by third parties) by reason of the fact that such Person is or was a Member or Manager of the Company, or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Company shall not be required to indemnify or advance expenses to any Person from or on account of such Person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; provided, further, that the Company shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Management Committee; provided, further, that a Manager shall be indemnified hereunder only for those actions taken or omitted to be taken by such Manager in the discharge of such Manager's obligations for the management of the business and affairs of the Company and that the provisions of this Section 5.12 are not intended to extend indemnification to any Manager for any obligations of such Manager undertaken in this Agreement in such Manager's capacity as a Member. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

                  (c) ENFORCEMENT OF INDEMNIFICATION. In the event the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Section 5.12, such Person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the Person is determined to be entitled to such indemnification or advancement of expenses, such Person shall be reimbursed by the Company for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

                  (d) ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) reasonably incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to indemnification by the Company. In no event shall any advance be made in instances where the Management Committee or independent legal counsel reasonably determines that such Person would not be entitled to indemnification hereunder.

                  (e) NON-EXCLUSIVITY. The indemnification and the advancement of expenses provided by this Section 5.12 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, or any agreement, vote of Members, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.12 shall continue as to a Person who has ceased to be a Member or Manager of the Company, and as to a Person who has ceased serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and shall inure to the benefit of the heirs, executors and administrators of such Person.

                  (f) INSURANCE. Upon the approval of the Management Committee, the Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, agent or employee of the Company, or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power, or the obligation, to indemnify such Person against such liability under the provisions of this Section 5.12.

                  (g) AMENDMENT AND VESTING OF RIGHTS. Notwithstanding any other provision of this Agreement, the terms and provisions of this
         Section 5.12 shall not be amended or repealed and the rights to indemnification and advancement of expenses created hereunder shall not be changed, altered or terminated except by the written approval of all Members. The rights granted or created hereby shall be vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such Person's being or serving or having served as a Member or Manager of the Company or serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and, while this Section 5.12 may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such Person under this
         Section 5.12 with respect to any act taken or the failure to take any act by such Person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

                  (h) DEFINITIONS. For purposes of this Section 5.12, references to:

                           (i) The "Company" shall include, in addition to the resulting or surviving limited liability company, any constituent limited liability company (or other entity) (including any constituent of a constituent) absorbed in a consolidation or merger so that any Person who is or was a member or manager of such constituent limited liability company (or other entity), or is or was serving at the request of such constituent limited liability company (or other entity) as a director, officer or in any other comparable position of any Other Enterprise shall stand in the same position under the provisions of this Section 5.18 with respect to the resulting or surviving limited liability company (or other entity) as such Person would if such Person had served the resulting or surviving limited liability company (or other entity) in the same capacity;

                           (ii) "Other Enterprises" or "Other Enterprise" shall include, without limitation, any other limited liability company, corporation, partnership, joint venture, trust or employee benefit plan;

                           (iii) "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan;

                           (iv) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim; and

                           (v) "serving at the request of the Company" shall include any service as a director, officer or in any other comparable position that imposes duties on, or involves services by, a Person with respect to an employee benefit plan, its participants, or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted "in the best interest of the Company" as referred to in this Section 5.12.

                  (i) SEVERABILITY. If any provision of this Section 5.12 or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Section 5.12 and the application of such provision to other Persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any Member or Manager of the Company or any Person who is or was serving at the request of the

         Company as a director, officer or in any other comparable position of any Other Enterprise, is entitled under any provision of this Section
         5.12 to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

         5.13 CONTRACTS WITH MEMBERS, MANAGERS, OR THEIR AFFILIATES. No contract or transaction between the Company and one of its Members or Managers or between the Company and any Person in which one of its Members or Managers is a director or officer, or has a financial interest, shall be void or voidable solely for this reason, or solely because such Member or Manager is present at or participates in any meeting of the Members at which the contract or transaction is authorized, or solely because such Member's vote is counted for such purpose, if, in connection with any such meeting of the Members, the material facts as to such Member's or Manager's relationship are known to the Members, and all of the Members who are disinterested with respect to such contract or transaction authorize such contract or transaction, even though the disinterested Members be less than a quorum. Interested Members may be counted in determining the presence of a quorum at a meeting of the Members at which the contract or transaction is authorized.

         5.14 OTHER BUSINESS VENTURES. Nothing in this Agreement shall in any way restrict or prohibit any Member or Manager from engaging in, or possessing an interest in, other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. Except as may otherwise be expressly agreed by the Members, neither the Members nor the Managers shall be required to devote all of their time or business efforts to the affairs of the Company, but shall devote so much of their time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company. Neither Member shall have any obligation under this Agreement to bring any existing or future business opportunity to the Company or the other Member, it being acknowledged and agreed that the scope and purpose of the Company does not anticipate business opportunities in addition to the Directory Agreements. Notwithstanding the foregoing, the Members hereby acknowledge that they have each agreed to certain non-compete provisions under the Sales Agency Agreement.

                   ARTICLE VI - ACCOUNTING AND BANK ACCOUNTS

         6.1 FISCAL YEAR. The fiscal year and taxable year of the Company shall end on December 31 of each year, unless a different year is required by the Code.

         6.2 BOOKS AND RECORDS. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all

Company transactions and be appropriate and adequate for the Company's business. The books and records of the Company shall be maintained at the principal office of the Company. Each Member (or such Member's designated representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Member's own expense) all books and records relating to the Company; provided that if information that qualifies as books and records is imbedded within other documents of Centel and its Affiliates ("Source Documents"), Centel shall make reasonable efforts to isolate such imbedded information and to provide such information on behalf of the Company. No access shall be given to the Source Documents if such Source Documents are reasonably deemed confidential.

         6.3      FINANCIAL REPORTS.

                  (a) Within thirty (30) days after the end of each fiscal quarter, there shall be prepared and delivered to each Member:

                           (i) a balance sheet as of the end of such quarter and related financial statements for the quarter and year-to-date period then ended; and

                           (ii) other pertinent information regarding the Company as may be reasonably requested by the Members.

                  (b) Within one hundred twenty (120) days after the end of each fiscal year, there shall be prepared and delivered to each Member all information with respect to the Company necessary for the preparation of the Members' Federal and state income tax returns.

         6.4 TAX RETURNS AND ELECTIONS; TAX MATTERS MEMBER. The Tax Matters Member shall cause to be prepared and timely filed all Federal, state and local income tax returns or other returns or statements required by applicable law. The Company shall claim all deductions and make such elections for federal or state income tax purposes that the Management Committee reasonably believe will produce the most favorable tax results for all of the Members. Centel is hereby designated as the Company's Tax Matters Member, to serve with respect to the Company in the same capacity as a "tax matters partner" as defined in the Code, and in such capacity is hereby authorized and empowered to act for and represent the Company and each of the Members before the Internal Revenue Service and any other tax authority in any audit or examination of any Company tax return and before any court selected by the Members for judicial review of any adjustment assessed by the Internal Revenue Service and any other tax authority. Centel does hereby accept such designation. In the event of an audit or examination of any Company tax return, Centel shall provide Donnelley with prompt notice thereof together with a description of the basis and scope of such audit or examination. Donnelley may participate, at its own expense, in such audit or examination. The Members specifically acknowledge, without limiting the general applicability of this Section, that the Tax Matters Member shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by it in its capacity as a Tax Matters Member. All out-of-pocket expenses incurred by the Tax Matters Member in the capacity of Tax Matters Member shall be considered expenses of the Company for which the Tax Matters Member shall be entitled to full reimbursement. Donnelley agrees to provide reasonable cooperation with respect to any audit or examination of any Company tax return, including without limitation, providing the Company with any available tax information of the Partnership that the Company may request.

         6.5 SECTION 754 ELECTION. In the event a distribution of Company assets occurs that satisfies the provisions of Section 734 of the Code or in the event a transfer of an Interest occurs that satisfies the provisions of Section 743 of the Code, upon the determination of the Management Committee that such election is beneficial, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Property to the extent allowed by such Section 734 or 743 and shall cause such adjustments to be made and maintained.

         6.6 BANK ACCOUNTS. Funds of the Company may be deposited in such bank, money market or similar account(s) as may be approved, from time to time, by the Management Committee. Withdrawals therefrom shall be made only by persons authorized to do so by the Management Committee.

               ARTICLE VII - TRANSFERS OF INTERESTS AND EVENTS OF
                                   WITHDRAWAL

         7.1 GENERAL RESTRICTIONS. Except as expressly provided in this Agreement, no Member may Transfer all or any part of such Member's Interest. Any purported Transfer of an Interest in violation of the terms of this Agreement shall be null and void and of no effect. A permitted Transfer shall be effective as of the date specified in the instruments relating thereto. Any Transferee desiring to make a further Transfer shall become subject to all of the provisions of this Article VII to the same extent and in the same manner as any Member desiring to make any Transfer.

         7.2 PERMITTED TRANSFERS. Any Transferee of an Interest as allowed by this Section 7.2 who does not become a Substitute Member as provided in
Section 7.3 (a "Transferee") shall not be a Member and shall not have any right to vote as a Member or to participate in the management of the business and affairs of the Company, such right to vote such Interest and to participate in the management of the business and affairs of the Company continuing with the Member that is the transferor (the "Transferor"). The Transferee shall, however, be entitled to distributions and allocations of the Company, as provided in
Article IV of this Agreement, attributable to the Interest that is the subject of the Transfer to such Transferee. Neither Member may Transfer its Interest or any of its rights hereunder nor delegate any of its obligations (collectively, "assignment") unless the Transferee is also the assignee of all of the Transferor's rights under the Sales Agency Agreement in compliance with Section
13.1 thereof. A condition to the effectiveness of any such Transfer shall be the prior delivery by the Transferor to the other Member of a written confirmation by the Transferee of its assumption of the transferor's obligations under the Agreement. Notwithstanding the foregoing, either Member may Transfer its Member Interest or any of its rights and/or obligations under this Agreement to an Affiliate of that Member.

         7.3 SUBSTITUTE MEMBERS. No Transferee of all or part of a Member's Interest shall become a Member in place of the Transferor (a "Substitute Member") unless and until:

                  (a) The Transferee has executed an instrument accepting and adopting the terms and provisions of this Agreement;

                  (b) The Transferor or Transferee has paid all reasonable expenses of the Company in connection with the admission of the Transferee as a Substitute Member; and

                  (c)      Consent of all of the other Members.

Upon satisfaction of all of the foregoing conditions with respect to a Transferee, the Management Committee shall cause this Agreement to be duly amended to reflect the admission of the Transferee as a Substitute Member.

         7.4 EFFECT OF ADMISSION AS A SUBSTITUTE MEMBER. Unless and until admitted as a Substitute Member pursuant to Section 7.3, a Transferee shall not be entitled to exercise any rights of a Member in the Company, including the right to vote, grant approvals or give consents with respect to such Interest, the right to require any information or accounting of the Company's business or the right to inspect the Company's books and records, but a Transferee shall only be entitled to receive, to the extent of the Interest transferred to such Transferee, the Distributions to which the Transferor would be entitled. A Transferee who has become a Substitute Member has, to the extent of the Interest transferred to such Transferee, all the rights and powers of the Member for whom such Transferee is substituted and is subject to the restrictions and liabilities of a Member under this Agreement and the Act. Upon admission of a Transferee as a Substitute Member, the Transferor shall cease to be a Member of the Company to the extent of such Interest. A Person shall not cease to be a Member upon assignment of all of such Member's Interest unless and until the Transferee becomes a Substitute Member.

         7.5 REDEMPTION OF INTERESTS. Any Interest may be redeemed by the Company, by purchase or otherwise, upon the consent of the holder of such Interest and the other Member. Whenever any Interest is redeemed by the Company in accordance with this Section 7.5, the Interest of each Member outstanding immediately following such redemption shall be increased proportionately, as appropriate. The Management Committee shall cause this Agreement to be amended to reflect any such redemption.

         7.6 EVENTS OF WITHDRAWAL. Neither Member shall have a right to withdraw or otherwise cease to be a Member of the Company.

                   ARTICLE VIII - DISSOLUTION AND TERMINATION

         8.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved upon the first to occur of the following events:

                  (a) The unanimous written agreement of the Members to dissolve.

                  (b) Upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  (c) When the Company is not the surviving entity in a merger or consolidation under the Act.

                  (d)      Upon the close of business on December 31, 2004.

         8.2 EFFECT OF DISSOLUTION. Except with respect to the occurrence of an event referred to in Section 8.1(c), and except as otherwise provided in this Agreement, upon the dissolution of the Company, the Management Committee shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Management Committee shall have the authority to continue to receive payments from customers and advertisers, continue to make distributions in accordance with Section 4.1 (recognizing that Gross Local Advertising Cash Flow will continue to be received for Directories published on or before December 31, 2004 for at least 12 months (beginning with the month of publication) and Donnelley's Priority Distribution must continue to be paid during such period) and to otherwise distribute the assets of the Company in accordance with Section 8.3 of this Agreement, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

         8.3 DISTRIBUTION AND LICENSE OF COMPANY ASSETS UPON LIQUIDATION. Upon dissolution of the Company, the Members hereby agree that the following assets shall be licensed or distributed as follows:

                  (a) Accounts receivable and other rights to receive payment shall not be distributed by the Company upon dissolution, but rather shall be collected by the Company in the ordinary course of business and distributed in accordance with Section 4.1.

                  (b) All of the Company's rights, title and interest in and to executory customer agreements relating to the Company's business, including without limitation unfulfilled directory advertising orders, shall be irrevocably transferred to, and the obligations and liabilities thereunder irrevocably assumed by, Centel to the extent such agreements, and the rights, obligations, and liabilities arising thereunder, relate to Directories to be published on or after the date of dissolution.

                  (c) All executory agreements to which the Company, is a party or has an interest, such as unexpired production or supply contracts, to the extent such agreements and the rights, obligations, and liabilities arising thereunder, relate to those Directories published on or after the date of dissolution, shall be irrevocably transferred to and irrevocably assumed by Centel.

                  (d) All of the Company's right, title, and interest in and to any and all Work Product, whether developed by the Company, or its employees, vendors, subcontractors or independent contractors, including any copyrights therein and the right to sue and recover for any infringement thereof, shall be transferred and assigned to Centel.

                  (e) Unless otherwise agreed upon in writing by the Members, a Member assuming any order or agreement pursuant to this
         Section 8.3 shall not thereby assume
         any obligations or liabilities accruing prior to the date of dissolution of the Company, rather such obligations and liabilities shall remain those of the Company.

                  (f) With respect to the assignment of and irrevocable assumption of executory agreements (or portions thereof) provided for in this Section 8.3, the Members agree to cooperate with each other and to use their reasonable best efforts to effectuate such assignments and/or assumptions on or prior to the date of dissolution of the Company, including, without limitation, obtaining any consents or waivers from third parties required under the terms of such agreements. In the event that the parties (i) are not able to obtain any required consents or waivers or (ii) are otherwise unable to effectuate any such assignment and/or assumption, in each case, prior to the date of dissolution of the Company, the Members agree to give practical effect to such assignment and/or assumption by permitting the Member specified in this Section 8.3 as being entitled to assume that agreement to the extent it relates to the Directories published on or after the Effective Date as if such assuming party was the contractual party in interest to that agreement, and such assuming party agrees to indemnify and hold harmless the Company from all losses, damages, costs and claims accruing after the date of dissolution of the Company with respect to that agreement to the same extent as though the agreement had been assumed by the assuming party.

                  (g) To the extent that Centel's capital account is insufficient to support the distributions of the agreements and assets set forth in paragraphs (a), (b), (c) and (d), above (the "Section 8.3 Assets"), Centel shall be entitled, but not obligated, to make an additional capital contribution to the extent of any shortfall or refuse to make such contribution and accept its distribution as set forth in Section 4.2 above. Notwithstanding Section 4.4 hereof, any and all gain or loss realized on the sale, exchange or distribution of the
         Section 8.3 Assets (other than cash) shall be allocated to Centel.

                           ARTICLE IX - MISCELLANEOUS

         9.1 TITLE TO THE PROPERTY. Title to the Property shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property, except indirectly by virtue of such Member's ownership of an Interest. No Member shall have any right to seek or obtain a partition of the Property, nor shall any Member have the right to any specific assets of the Company upon the liquidation of or any distribution from the Company.

         9.2 NATURE OF INTEREST IN THE COMPANY. An Interest shall be personal property for all purposes.

         9.3 ORGANIZATIONAL EXPENSES. Each Member shall pay such Member's own expenses incurred in connection with the creation and formation of the Company and review and negotiation of this Agreement.

         9.4 NOTICES. All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon receipt if delivered by certified mail, return receipt requested, addressed as follows:

                  (a)      If to Centel, to:

                           Centel Directory Company
                           7015 College Boulevard
                           Suite 400
                           Overland Park, Kansas  66211-1535
                           ATTENTION:  President
                           cc: General Counsel

or at such other address as Centel may furnish to Donnelley in accordance with the provisions of this Section 9.4.

                  (b)      If to Donnelley:

                           R. H. Donnelley Inc.
                           One Manhattanville Road
                           Purchase, New York  10577
                           ATTENTION:  President
                           cc:  General Counsel

or such other address as Donnelley may furnish to Centel in accordance with the provisions of this Section 9.4.

         9.5 WAIVER OF DEFAULT. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by another Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

         9.6 NO THIRD PARTY RIGHTS. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Certificate, or this Agreement.

         9.7 ENTIRE AGREEMENT. This Agreement, together with the Certificate, constitutes the entire agreement between the Members, in such capacity, relative to the formation, operation and continuation of the Company.

         9.8      AMENDMENTS TO THIS AGREEMENT.

                  (a) Except as otherwise provided herein, this Agreement shall not be modified or amended in any manner other than by the written agreement each of the Members at the time of such modification or amendment.

                  (b) This Agreement may be amended by the Management Committee, without any execution of such amendment by the Members, in order to reflect the occurrence of any of the following events provided that all of the conditions, if any, contained in the relevant sections of this Agreement with respect to such event have been satisfied:

                           (i) the redemption of an Interest (Section 7.5 hereof);

                           (ii) the modification of this Agreement to comply with the relevant tax laws pursuant to Sections 3.3 or 4.5(j) hereof; and

                           (iii) the admission of a Substitute Member (Section 7.3 hereof).

                  (c) Anything in this Section 9.8 or elsewhere in this Agreement to the contrary notwithstanding, without the written consent of all Members, no amendment to this Agreement may:

                           (i) add to, detract from or otherwise modify the purposes of the Company as set forth in Section 2.1;

                           (ii) enlarge the obligations or diminish the rights of any Member under this Agreement;

                           (iii) amend any provisions of Article IV other than an amendment to comply with the relevant tax laws as provided in Section 4.5(j); or

                           (iv) amend Section 5.9 or this Section 9.8 or any provision of this Agreement requiring the consent of all of the Members.

         9.9 SEVERABILITY. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

         9.10 BINDING AGREEMENT. Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         9.11 HEADINGS. The headings of the Certificate and Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

         9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

         9.13 FORCE MAJEURE. Any delays in performance under this Agreement due to acts of God or other substantial casualty beyond the control of the non-performing Member shall not be deemed a breach of this Agreement. In the event of such delays, the non-performing Member shall use its best efforts to perform its obligations as soon as is practicable and both Members shall cooperate to ensure that performance occurs. During the pendency of any force majeure event, both parties shall be relieved of their performance obligations, including payment obligations.

         9.14     DISPUTE RESOLUTION.

                  (a) EXPEDITED ARBITRATION. Any dispute arising under or related to this Agreement that the parties, in each of their sole and absolute discretion, elect to submit to arbitration, shall be governed by the Commercial Arbitration Rules of the American Arbitration Association attached to this Agreement as Schedule 9.14(a) (the "Arbitration Rules"). Any such arbitration shall be conducted in accordance with the expedited procedures set forth in Paragraphs E-1 through E-10 of the Arbitration Rules. The decision of, and any award made by, the arbitrator shall be final and binding on the parties and may be entered as a judgment in any court having competent jurisdiction over the parties.

                  (b) LITIGATION. For all other disputes arising under or related to this Agreement, each party shall have the right to bring an action in any court having competent jurisdiction over the parties and the subject matter in dispute, subject to the dispute resolution covenants set forth in this Section 9.14(b). If one or more disputes subject to arbitration under Section 9.14(a) require the resolution of issues of fact or law common with, or related to, issues raised in a dispute governed by this Section 9.14(b), then all such disputes shall be resolved in accordance with this Section 9.14(b), and the arbitration provisions of Section 9.14(a) shall not apply to them. The following dispute resolution covenants shall govern all actions subject to this Section 9.14(b):

                           (i) GOVERNING LAW. This agreement and the rights and obligations of the Members is governed by the laws of the State of Delaware, without regard to its conflict of laws principles.

                           (ii) WAIVER OF JURY TRIAL. Each Member of the Company waives its right to a jury trial in any court action among the parties arising under or related to this Agreement, whether made by claim, counter-claim, third party claim, or otherwise. If for any reason this jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising under or related to this Agreement, pursuant to the Arbitration Rules, except that the expedited procedures referred to in Section 9.14(a) shall not apply. The agreement to arbitrate any dispute under this provision shall extend to any claim by or against any third party that could have been brought in a court action between the parties, whether as a claim, counterclaim, or third-party claim, subject to the agreement of such third parties. The agreement of each Member and the Company to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

                           (iii) ATTORNEY'S FEES. The prevailing party in any dispute adjudicated by lawsuit or arbitration will be entitled to reasonable attorney's fees and costs, including reasonable expert fees and costs. This provision will not apply if the prevailing party rejected a written settlement offer that exceeds the prevailing party's recovery.

         9.15 LEGAL REPRESENTATION. The Members hereby acknowledge that this Agreement was prepared by the law firm of Stinson, Mag & Fizzell, P.C. on behalf of Centel. Each Member hereby acknowledges that:

                  (a) A conflict of interest may exist between such Member's interests and those of the Company and the other Members;

                  (b) Such Member has had the opportunity to seek the advice of independent legal counsel;

                  (c)      This Agreement has tax consequences; and

                  (d) Such Member has had the opportunity to seek the advice of independent tax counsel.

         9.16 GOOD FAITH. Each Party shall perform each and every covenant applicable to it under this Agreement in good faith. Any specific reference herein to the obligation to perform any covenant in good faith shall not be interpreted as imposing any greater or lesser duty than imposed by this Section 9.16.

         9.17 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                             R. H. DONNELLEY INC.
                                             ("Donnelley")

                                             By:  /s/ David C. Swanson
                                             Title:  President

                                             CENTEL DIRECTORY COMPANY
                                             ("Centel")

                                             By:  /s/ Robert J. Walsh
                                             Title:  President